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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in this Registration Statement of Pharmacia Corporation on Form S-3 of our report dated February 25, 2000, incorporated by reference in the Annual Report on Form 10-K of Monsanto Company (subsequently renamed Pharmacia Corporation) for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


St. Louis, Missouri
September 20, 2000